EXHIBIT 99.1

MagStar Technologies, Inc.

Hopkins, MN

January 9, 2008

MagStar Technologies, Inc. (OTCBB: MGST) (the “Company”) announced today that it has set a record date of January 14, 2008 for the previously announced 1 for 2,000 reverse split of the Company’s common stock intended to take the Company private.  The reverse split described below was originally announced on October 5, 2007.  Under the terms of the reverse split, each 2,000 shares of the Company’s common stock will be converted into one share of common stock and holders of fewer than 2,000 shares of common stock on the record date will receive cash of $.425 per pre-split share.  We refer to the reverse split and the related payments to shareholders holding fewer than 2,000 pre-split shares as the “Reverse Split.”

The anticipated result of the Reverse Split will be to reduce the number of our shareholders of record to fewer than 300.  The Company intends to cease filing periodic reports with the SEC as soon as practicable following the Reverse Split.a

The Company’s Board of Directors has approved the Reverse Split based on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock, while remaining burdened with the significant costs of being a publicly held company.

Under Minnesota law, the Board of Directors of the Company may amend the Company’s Articles of Incorporation to conduct the Reverse Split without the approval of its shareholders.  Therefore, the Company is not seeking shareholder approval for the Reverse Split.

The SEC has completed its review of the Company’s Schedule 13E-3.  On or around January 15, 2008, the Company anticipates that it will distribute required material, including the definitive Disclosure Document, to its shareholders.  The Reverse Split will not be effective until the Company files an amendment to its Articles of Incorporation with the State of Minnesota, which the Company anticipates doing on or around February 5, 2008.

The Disclosure Document filed as an exhibit to the Schedule 13E-3 contains additional important information regarding the Reverse Split.  Copies of both the preliminary Disclosure Document, the amendments thereto, and the definitive Disclosure Document are available without charge at the SEC’s website at www.sec.gov or from the Secretary of the Company when the definitive Disclosure Document is mailed to shareholders.

About MagStar:

MagStar is a manufacturer of conveyors, motion control devices, spindles, and custom servo motors.  MagStar’s primary product is Quickdraw brand conveyor systems, used in factory and laboratory automation.  MagStar also manufactures customized motion control products (custom servo motors and linear slides), disposable based medical centrifuges and devices, and its’ other proprietary product, oil centrifuges.  Products manufactured by MagStar are used in high tech manufacturing, laboratory and pharmaceutical processes, electronics assembly, surgical procedures, and laboratory processes.

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations.  Any statements that are not of historical fact may be deemed to be forward-looking statements.  Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports or registration statements filed by the Company with the United States Securities and Exchange Commission.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.

For further information, please contact Jon Reissner, Chief Executive Officer, at 952-935-6921 or at jonlreissner@magstar.com.